UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

Ares Strategic Income Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01512	88-6432468
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 44th Floor New York, New York		10167
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (212) 750-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

Fourth Amended and Restated Declaration of Trust

On May 25, 2023, the Board of Trustees (the “Board”) of Ares Strategic Income Fund (the “Fund”) amended and restated the Fund’s Third Amended and Restated Declaration of Trust (the “Fourth Amended and Restated Declaration of Trust”) in response to comments issued by state securities regulators in connection with their review of the Fund’s public offering (the “Offering”) on a continuous basis of up to $7.5 billion in common shares of beneficial interest, including Class S shares, Class D shares and Class I shares (“Common Shares”). The Fourth Amended and Restated Declaration of Trust, among other things, provides that: (1) the Board will consist of at least three trustees; (2) each trustee will serve for a fixed three-year term; and (3) the Fund will not permit Ares Capital Management LLC, the Fund’s investment adviser (the “Adviser”), or the Board to take certain actions without approval of shareholders entitled to cast a majority of all votes entitled to be cast on a matter. The Fourth Amended and Restated Declaration of Trust became effective immediately.

The foregoing description of the Fourth Amended and Restated Declaration of Trust does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amended and Restated Declaration of Trust, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Second Amended and Restated Bylaws

On May 25, 2023, the Board amended and restated the Fund’s Amended and Restated Bylaws (the “Second Amended and Restated Bylaws”) in response to comments issued by state securities regulators in connection with their review of the Offering. The Second Amended and Restated Bylaws, among other things, provides that: (1) the Fund will hold an annual meeting of shareholders for such business to be properly considered at such meeting; (2) trustees will be elected by a majority of votes cast; and (3) at any meeting of shareholders, shareholders of the Fund holding 50% of the outstanding shares of the Fund will constitute a quorum. The Second Amended and Restated Bylaws became effective immediately.

The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

Amendment to the First Amended and Restated Investment Management and Advisory Agreement and Administration Agreement

On May 25, 2023, the Fund entered into the second amended and restated investment advisory and management agreement (the “Second Amended and Restated Investment Advisory and Management Agreement”), by and between the Fund and the Adviser, which amended and restated the initial investment management and advisory agreement by and between the Fund and the Adviser, dated November 22, 2022 and the first amended and restated investment advisory and management agreement by and between the Fund and the Adviser, dated March 3, 2023 in response to comments issued by state securities regulators in connection with their review of the Offering.

The foregoing description of the Second Amended and Restated Investment Advisory and Management Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Investment Advisory and Management Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 25, 2023, the Fund entered into the amended and restated administration agreement (the “Amended and Restated Administration Agreement”), by and between the Fund and Ares Operations LLC (the “Administrator”), which amended and restated the initial administration agreement by and between the Fund and the Administrator, dated November 22, 2022 (the “Initial Administration Agreement”) in response to comments issued by state securities regulators in connection with their review of the Offering.

The foregoing description of the Amended and Restated Administration Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Administration Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Net Asset Value

The net asset value (“NAV”) per share of each class of the Fund as of April 30, 2023, as determined in accordance with the Adviser's valuation policy and procedures, is set forth below.

NAV as of April 30, 2023
Class I Common Shares	$26.12
Class S Common Shares	$26.12
Class D Common Shares	$26.12

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Fourth Amended and Restated Declaration of Trust of Ares Strategic Income Fund
3.2	Second Amended and Restated Bylaws of Ares Strategic Income Fund
10.1	Second Amended and Restated Investment Advisory and Management Agreement
10.2	Amended and Restated Administration Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES STRATEGIC INCOME FUND

Date: May 25, 2023	By:	/s/ Joshua M. Bloomstein
	Name:	Joshua M. Bloomstein
	Title:	General Counsel and Secretary